EXHIBIT 23.2



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the incorporation by reference of our report dated March 20, 2003 with respect to the financial statements of Tintic Gold Mining Company as of December 31, 2002, for the year then ended and for the period from December 31, 1997 (date of inception of the exploration stage) through December 31, 2002 in the Registration Statement on Form S-8 for Kiwa Bio-Tech Products Group Corporation relating to the registration of 1,940,764 shares of its common stock.



                                                 /s/ Hansen, Barnett & Maxwell
                                                 -------------------------------
                                                 HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
September 10, 2004